EXHIBIT 10.8














                                 US$190,000,000
                         or [pound sterling]112,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 March 23, 1998

                                     between


                             GERBER SCIENTIFIC, INC.


                                       and

                               WACHOVIA BANK, N.A.





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                                TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                    ARTICLE I

                                   DEFINITIONS................................1

SECTION 1.01. Definitions.....................................................1

SECTION 1.02. Accounting Terms and Determinations............................15

SECTION 1.03. References.....................................................16

SECTION 1.04. Use of Defined Terms...........................................16

SECTION 1.05. Terminology....................................................16

                                   ARTICLE II

                                   THE CREDIT................................16

SECTION 2.01. Commitment to Lend.............................................16

SECTION 2.02. Method of Borrowing Loans......................................17

SECTION 2.03. The Note.......................................................18

SECTION 2.04. Maturity of Loans..............................................19

SECTION 2.05. Interest Rates.................................................19

SECTION 2.06. Optional Termination or Reduction of
              Commitments....................................................21

SECTION 2.07. Voluntary Prepayments..........................................21

SECTION 2.08. Mandatory Prepayments..........................................22

SECTION 2.09. General Provisions as to Payments..............................22

SECTION 2.10. Computation of Interest and Fees...............................24

                                   ARTICLE III

            CONDITIONS TO EFFECTIVENESS AND BORROWINGS.......................24

SECTION 3.01. Conditions to Effectiveness....................................24

SECTION 3.02. Conditions to Offer Funding Borrowing..........................26

SECTION 3.03. Conditions to All Borrowings other than Offer
              Funding Borrowings.............................................27


                                       (i)
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                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES...............................27

SECTION 4.01. Corporate Existence and Power..................................27

SECTION 4.02. Corporate and Governmental Authorization; No
              Contravention..................................................27

SECTION 4.03. Binding Effect.................................................28

SECTION 4.04. Financial Information..........................................28

SECTION 4.05. No Litigation..................................................28

SECTION 4.06. Compliance with ERISA..........................................29

SECTION 4.07. Compliance with Laws; Payment of Taxes.........................29

SECTION 4.08. Subsidiaries...................................................29

SECTION 4.09. Investment Company Act.........................................30

SECTION 4.10. Public Utility Holding Company Act.............................30

SECTION 4.11. Ownership of Property; Liens...................................30

SECTION 4.12. No Default.....................................................30

SECTION 4.13. Full Disclosure................................................30

SECTION 4.14. Environmental Matters..........................................31

SECTION 4.15. Capital Stock..................................................31

SECTION 4.16. Margin Stock...................................................31

SECTION 4.17. Insolvency.....................................................32

SECTION 4.18. Insurance......................................................32

                                    ARTICLE V

                                    COVENANTS................................33

SECTION 5.01. Information....................................................33

SECTION 5.02. Inspection of Property, Books and Records......................34

SECTION 5.03. Maintenance of Existence.......................................35

SECTION 5.04. Dissolution....................................................35

SECTION 5.05. Consolidations, Mergers and Sales of Assets....................35


                                      (ii)
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SECTION 5.06. Use of Proceeds................................................35

SECTION 5.07. Compliance with Laws; Payment of Taxes.........................36

SECTION 5.08. Insurance......................................................36

SECTION 5.09. Change in Fiscal Year..........................................37

SECTION 5.10. Maintenance of Property........................................37

SECTION 5.11. Environmental Notices..........................................37

SECTION 5.12. Environmental Matters..........................................37

SECTION 5.13. Environmental Release..........................................37

SECTION 5.14. Transactions with Affiliates...................................37

SECTION 5.15. Restricted Payments............................................37

SECTION 5.16. Loans or Advances..............................................37

SECTION 5.17. Investments....................................................38

SECTION 5.18. Liens..........................................................39

SECTION 5.19. Restrictions on Ability of Subsidiaries to Pay
              Dividends......................................................40

SECTION 5.20. Minimum Consolidated Worth.....................................40

SECTION 5.21. Ratio of Consolidated Total Funded Debt to
              Consolidated EBITDA............................................40

SECTION 5.22. Consolidated Fixed Charges Coverage Ratio......................40

SECTION 5.23. Debt...........................................................40

SECTION 5.24. Contingent Liabilities.........................................41

SECTION 5.25. Certain Covenants Pertaining to the Offer......................41

SECTION 5.26. Certain Covenants Pertaining to the Target and
              its Shares.....................................................43

                                   ARTICLE VI

                                    DEFAULTS.................................43

SECTION 6.01. Events of Default..............................................43

                                   ARTICLE VII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION..................46


                                      (iii)

SECTION 7.01. Basis for Determining Interest Rate Inadequate or
              Unfair.........................................................47

SECTION 7.02. Illegality.....................................................47

SECTION 7.03. Increased Cost and Reduced Return..............................48

SECTION 7.04. Base Rate Loans Substituted for Affected Fixed
              Rate Loans.....................................................49

SECTION 7.05. Compensation...................................................50

SECTION 7.06. Failure to Pay in Foreign Currency.............................50

SECTION 7.07. Judgment Currency..............................................51

                                  ARTICLE VIII

                                 MISCELLANEOUS...............................51

SECTION 8.01. Notices........................................................51

SECTION 8.02. No Waivers.....................................................51

SECTION 8.03. Expenses; Documentary Taxes....................................52

SECTION 8.04. Indemnification................................................52

SECTION 8.05. Setoff.........................................................52

SECTION 8.06. Amendments and Waivers.........................................53

SECTION 8.07. Successors and Assigns.........................................53

SECTION 8.08. Confidentiality................................................54

SECTION 8.09. Representation by the Bank.....................................54

SECTION 8.10. Georgia Law....................................................55

SECTION 8.11. Severability...................................................55

SECTION 8.12. Interest.......................................................55

SECTION 8.13. Interpretation.................................................56

SECTION 8.14. Waiver of Jury Trial; Consent to Jurisdiction..................56

SECTION 8.15. Counterparts...................................................56

SECTION 8.16. Source of Funds -- ERISA.......................................56



                                      (iv)
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EXHIBIT A         Form of Note

EXHIBIT B         Form of Opinion of Counsel for the Borrower and
                  the Guarantors

EXHIBIT C         Form of Opinion of Special Counsel for the Bank

EXHIBIT D         Form of Notice of Borrowing

EXHIBIT E         Form of Compliance Certificate

EXHIBIT F         Form of Closing Certificate

EXHIBIT G         Form of Officer's Certificate

EXHIBIT H         Form of Subsidiary Guaranty

EXHIBIT I         Form of Contribution Agreement

EXHIBIT J         Form of Pledge Agreement

Schedule 4.08     Subsidiaries

Schedule 4.14     Environmental Matters

Schedule 5.16     Existing Loans and Advances

Schedule 5.17     Existing Investments



                                       (v)

                                CREDIT AGREEMENT


    CREDIT AGREEMENT dated as of March 23, 1998, between GERBER SCIENTIFIC, INC., a Connecticut corporation, and WACHOVIA BANK, N.A..

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

    SECTION 1.01. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

    "Additional Amounts" has the meaning set forth in Section 2.09(d).

    "Adjusted IBOR Rate" has the meaning set forth in Section 2.05(d).

    "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.05(c).

    "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

    "Applicable Margin" has the meaning set forth in Section 2.05(a).

    "Authority" has the meaning set forth in Section 7.02.

    "Bank" means Wachovia, N.A., and its successors and assigns.


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    "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

    "Base Rate Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

    "Borrower" means Gerber Scientific, Inc., a Connecticut corporation, and its successors and its permitted assigns.

    "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "[pound sterling]Dollar Borrowing" if such Loans are Euro-Dollar Loans. A Borrowing is a "Foreign Currency Borrowing" if such Loans are Foreign Currency Loans.

    "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower or a Subsidiary), whether common or preferred.

    "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

    "CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System established pursuant to CERCLA.

    "Change of Law" shall have the meaning set forth in Section 7.02.

    "Closing Certificate" has the meaning set forth in Section 3.01(e).

    "Clean-up Period" means the period commencing on the Closing Date and ending on the date that is 90 days after the date of the initial Borrowing hereunder.

    "Closing Date" means March 23, 1998.

    "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

    "Commitment" means $190,000,000 or, with respect to Offer Funding Borrowings during the Offer Period, [pound sterling]112,000,000,


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as such amount may be reduced from time to time pursuant to Section 2.06.

    "Compliance Certificate" has the meaning set forth in Section 5.01(c).

    "Consolidated Capital Expenditures" at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), the sum of all capital expenditures paid in cash during such 4 Fiscal Quarter period by the Borrower and its Consolidated Subsidiaries.

    "Consolidated Dividends" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters the sum of all dividends and other distributions paid during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

    "Consolidated EBITDA" means at any date the sum of the following, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period): (i) Consolidated Net Income (but without deduction for any loss incurred in connection with the sale of the interests in Gerber Systems Corporation); plus (ii) Consolidated Interest Expense; plus (iii) Consolidated Taxes; plus (iv) depreciation expense; plus (v) amortization expense; plus (vi) other non-cash charges.

    "Consolidated Fixed Charges Coverage Ratio" means, at any date, for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters, the ratio of: (i) the sum of (x) Consolidated EBITDA, less (y) Consolidated Capital Expenditures; to (ii) the sum of (x) Consolidated Interest Expense, plus (y) Consolidated Dividends, plus (z) Consolidated Taxes.

    "Consolidated Interest Expense" means at any date, on a consolidated basis in accordance with GAAP for the Borrower

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and its Consolidated Subsidiaries, calculated at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), interest, whether expensed or capitalized, in respect of Debt of the Borrower or any of its Consolidated Subsidiaries outstanding during such 4 Fiscal Quarter period.

    "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

    "Consolidated Net Worth" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, but excluding (ii) any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries and (ii) any write-off of the Borrower's interest in Gerber Systems Corporation.

    "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

    "Consolidated Taxes" means at any date, on a consolidated basis in accordance with GAAP for the Borrower and its Consolidated Subsidiaries, calculated on a consolidated basis at the end of each Fiscal Quarter for the Fiscal Quarter most recently ended and the immediately preceding 3 Fiscal Quarters (and with respect to any Consolidated Subsidiary acquired during such 4 Fiscal Quarter period, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period), all income tax expense of the Borrower or any of its Consolidated Subsidiaries during such 4 Fiscal Quarter period.

    "Consolidated Total Funded Debt" means, without duplication, all of the following types of Debt of the Borrower and its Consolidated
Subsidiaries: (i) obligations for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations as lessee under capital leases, (iii) obligations to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than a trade letter of credit) or similar instrument, (iv) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), and (v) Debt of the types referred to


                                        4
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in clauses (i) through (iv), inclusive, of this definition of Persons other than the Borrower or any Guarantor which are Guaranteed by the Borrower or any Consolidated Subsidiary.

    "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

    "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases,
(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation),
(vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid or to be paid under a letter of credit (other than a trade letter of credit) or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to any Hedging Agreement (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), and
(x) all Debt of others Guaranteed by such Person.


    "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Default Rate" means, with respect to any Loan, on any day, the sum of 4% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Loans hereunder (irrespective of whether any such type of Loans are actually outstanding hereunder).

    "Dollar Equivalent" means the Dollar equivalent of the amount of a Foreign Currency Loan, determined by the Bank on the basis of the Exchange Rate.

    "Dollars" or "$" means dollars in lawful currency of the United States of America.



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    "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or New York are authorized by law to close.

    "Domestic Subsidiary" means any Subsidiary which is incorporated, organized or created under the laws of the United States of America or any state, territory or possession thereof or the District of Columbia.

    "Dow Jones Markets, Inc." means, when used in connection with any designated page and the London Interbank Offered Rate or IBOR, the display page so designated on the Dow Jones Markets, Inc. Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the London Interbank Offered Rate or IBOR).

    "Environmental Authority" means any foreign, federal, state, local or regional government of competent jurisdiction or authority under any Environmental Requirement.

    "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites, if any, for conducting the business of the Borrower or any Subsidiary required by any Environmental Requirement.

    "Environmental Judgments and Orders" means all judgments, decrees or orders arising from any Environmental Requirements, whether or not entered upon consent, or final and binding written agreements with an Environmental Authority arising from or pursuant to any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

    "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from any Environmental Requirements.

    "Environmental Notices" means written notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

    "Environmental Proceedings" means any judicial or administrative proceedings arising from any Environmental Requirement.

    "Environmental Releases" means releases as defined in CERCLA or under any Environmental Requirement.



                                        6
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    "Environmental Requirements" means any applicable legal requirement relating to health, safety or the environment that governs or regulates the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.


    "Euro-Dollar Loan" means a Loan made in Dollars which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

    "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
2.05(d).

    "Event of Default" has the meaning set forth in Section 6.01.

    "Exchange Rate" means, on any day, (a) with respect to the Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to the applicable Bloomberg System page or, in the event that such rate does not appear on such page, such other publicly available service for displaying exchange rates as may be agreed upon by the Bank and the Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Bank in the market where its foreign currency exchange operations in respect of the Foreign Currency are then being conducted, at or about 11:00 a.m., London time, on such date for the purchase of Dollars, with such Foreign Currency for delivery 2 Fixed Rate Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Bank may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.


    "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as


                                        7
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published by the Federal Reserve Bank of New York on the Domestic Business Day
next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions, as determined by the Bank.

    "Fiscal Quarter" means any fiscal quarter of the Borrower.

    "Fiscal Year" means any fiscal year of the Borrower.

    "Fixed Rate Borrowing" means a Euro-Dollar Borrowing or a Foreign Currency Borrowing, or any or all of them, as the context shall require.

    "Fixed Rate Business Day" means (i) with respect to Euro-Dollar Loans, any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market, and (ii) with respect to Foreign Currency Loans, any Domestic Business Day, excluding one on which trading is not carried on by and between banks in deposits of the Foreign Currency in the London interbank market.

    "Fixed Rate Loans" means Euro-Dollar Loans or Foreign Currency Loans, as the context shall require.

    "Foreign Currency" means British pounds sterling.

    "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

    "GECC Credit Receivables Arrangement" means the arrangements and transaction pertaining to lease financing for purchasers of equipment manufactured by the Borrower and certain of its Subsidiaries described in the Vendor Program Agreement between the Borrower and General Electric Capital Corporation dated August 17, 1992, as amended or supplemented from time to time, which arrangement includes, as of the Closing Date, an $85,000,000 upper limit on amount of contingent liability permitted thereunder.

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or material performance obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) any obligation under or arising out of the GECC Credit Receivables Arrangement. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor" means Gerber Technology, Inc., Gerber Scientific Products, Inc., and Gerber Optical, Inc., each a Connecticut corporation.

    "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any comparable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any comparable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any comparable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any comparable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

    "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement.

    "IBOR" has the meaning set forth in Section 2.05(d).

    "Interest Period" means, (1) with respect to each Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first month thereafter; provided that:

          (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Fixed Rate Business Day shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Fixed Rate Business Day;


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          (b) any Interest Period which begins on the last Fixed Rate
    Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Fixed Rate Business Day of the appropriate subsequent calendar month; and

          (c) no Interest Period may be selected which begins before the Termination Date and would otherwise end after the Termination Date.

(2) With respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

    (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

    (b) no Interest Period which begins before the Termination Date and would otherwise end after the Termination Date may be selected.

    "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

    "Lending Office" means, as to the Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower. The Bank may designate a Lending Office for Base Rate Loans and Euro-Dollar Loans and a different Lending Office for Foreign Currency Loans, and the term "Lending Office" shall in such case mean either such Lending Office, as the context shall require.

    "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

    "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan, or any or all of them, as the context shall require.

    "Loan Documents" means this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty, and any other document evidencing or securing the Loans, as such documents and instruments may be amended or supplemented from time to time.

    "London Interbank Offered Rate" has the meaning set forth in Section
2.05(c).

    "Mandate" means the mandate and fee letter dated March 10, 1998 between the Borrower and the Bank.

    "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

    "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business or properties of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Bank under the Loan Documents, or the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

    "Material Foreign Subsidiary" means: (i) the Target; and (ii) any other Subsidiary which is not a Domestic Subsidiary, is directly owned by the Borrower or a Domestic Subsidiary, and either (x) has assets which constitute more than 5% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries at the end of the most recent Fiscal Quarter, or (y) contributed more than 5% of Consolidated Net Income for the 4 most recent Fiscal Quarters then ended (or, with respect to any Subsidiary which is not a Domestic Subsidiary and which existed during the entire 4 Fiscal Quarter period but was acquired by the Borrower during such period, which would have contributed more than 5% of Consolidated Net Income for such period had it been a Subsidiary for the entire period, as determined on a pro forma basis in accordance with GAAP); provided, that in calculating consolidated total assets and Consolidated Net Income for purposes of the foregoing, the assets, liabilities and Net Income of Gerber Systems Corporation shall be disregarded.

    "Moody's" means Moody's Investor Service, Inc.

    "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

    "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

    "Non-US Lender" has the meaning set forth in Section 2.09(e).

    "Note" means the promissory note in form and substance as set forth on Exhibit A, evidencing the obligation of the Borrower to repay the Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

    "Notice of Borrowing" has the meaning set forth in Section 2.02.

    "Other Taxes" has the meaning set forth in Section 8.03.

    "Offer" means the offer by J. Henry Schroder & Co., Limited on behalf of the Borrower to acquire all the outstanding Shares, substantially on the terms and conditions referred to in the Press Release, as such offer may be amended, revised, supplemented or otherwise modified from time to time.

    "Offer Document" means the Offer Document distributed to the holders of Shares to which the Offer is made in the agreed form consistent with Section 5.25(a), setting out the terms of Offer.

    "Offer Funding Borrowing" has the meaning set forth in Section 5.06.

    "Offer Termination Date" means the earliest date (as notified by the Borrower to the Bank) on which all of the following have occurred: (a) all payments in respect of acceptances of the cash alternative in the Offer have been made in full, (b) no further such acceptances are possible; and (c) all procedures pursuant to Section 428 et seq. of the U.K. Companies Act 1985 that are capable of being implemented have been completed and all payments pursuant thereto to or for the benefit of shareholders of the Target have been made in full.

    "Officer's Certificate" has the meaning set forth in Section 3.01(g).

    "Participant" has the meaning set forth in Section 8.07(b).

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

    "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

    "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit J, to be executed and delivered by the Borrower agreeing to pledge to the Bank pursuant thereto, at the times specified in Section 5.26(a), the capital common stock of the Target and all Material Foreign Subsidiaries, if any.

    "Press Release" means the agreed form of press release issued in the United Kingdom on or about the Closing Date by which the Offer is announced.

    "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

    "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

    "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or
(ii) redeemable at the option of the holder thereof.

    "Reuters Screen" shall mean, when used in connection with any designated page and IBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to IBOR).

    "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

    "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

    "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

    "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's Capital Stock (except dividends payable solely in shares of its Capital Stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Borrower's Capital Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock) or (b) any option, warrant or other right to acquire shares of the Borrower's Capital Stock.

    "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

    "Shares" shall mean (i) the ordinary shares of the Target (par value 10 pence per share) and (ii) the "A" shares of the Target (par value 10 pence per share).

    "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

    "Subsidiary Guaranty" means the Subsidiary Guaranty, substantially in the form of Exhibit H, to be executed and delivered by each of the existing Domestic Subsidiaries.

    "Target" means Spandex PLC, which on the date hereof is a public limited company incorporated under the laws of England and Wales.

    "Taxes" has the meaning set forth in Section 2.09(c).

    "Termination Date" means March 23,1999.

    "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

    "Transferee" means any bank or financial institution to which the Bank has sold either (i) all or a proportionate part of its rights and obligations under this Agreement, the Note and the other Loan Documents or (ii) a participation interest in the Loans, the Note and the Commitment.

    "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

    "Unused Commitment" means at any date, an amount equal to the Commitment less the aggregate outstanding principal amount of the Loans.

    "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

    "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

    SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan
Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Bank shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01, shall mean the financial statements referred to in Section 4.04).

    SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

    SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

    SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.


                                   ARTICLE II

                                   THE CREDIT

    SECTION 2.01. Commitment to Lend. The Bank agrees, on the terms and conditions set forth herein, to make Loans (which may be, at the option of the Borrower and subject to the terms and conditions hereof, Base Rate Loans, Euro-Dollar Loans or Foreign Currency Loans) to the Borrower from time to time before the Termination Date; provided that, immediately after each such Loan is made, the sum of the aggregate outstanding principal amount of Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of Foreign Currency Loans shall not exceed the amount of the Commitment.

    The Dollar Equivalent of each Foreign Currency Loan on the date each Foreign Currency Loan is disbursed pursuant hereto shall be deemed to be the amount of such Foreign Currency Loan outstanding for the purpose of calculating the aggregate outstanding principal amount of the Foreign Currency Loans for purposes of the proviso contained in the first paragraph of Section 2.01; provided, however, that if at the time of receipt of any Notice of Borrowing, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans is equal to or greater than 90% of the Commitment, then the Dollar Equivalent of each Foreign Currency Loan shall be calculated as of such date, rather than as of the date such Foreign Currency Loans were disbursed, and in the event that, as a result of such calculation, the aggregate outstanding principal amount of all Base Rate Loans and Euro-Dollar Loans and the Dollar Equivalent of the aggregate principal amount of the Foreign Currency Loans is equal to or exceeds 105% of the amount of the Commitment, then
(i) the Foreign Currency Loans shall be subject to mandatory repayment pursuant to the provisions of Section 2.09(b), and until such prepayment is made, no additional Borrowings shall be permitted.

    Each Fixed Rate Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) or any larger integral multiple of $2,500,000 (or the Dollar Equivalent thereof in the Foreign Currency); each Base Rate Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger integral multiple of $2,500,000 (except that any such Base Rate Borrowing may be in the amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by
Section 2.07, prepay Loans and reborrow under this Section at any time before the Termination Date.

    Notwithstanding the foregoing, if there shall occur on or prior to the date of any Foreign Currency Loan any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the opinion of the Bank make it impracticable to make such Foreign Currency Loan, then the Bank shall forthwith give notice thereof to the Borrower, and such Foreign Currency Loan shall be made on such date as Base Rate Loans, unless the Borrower notifies the Bank at least two Domestic Business Days before such date that it elects not to borrow on such date.

    SECTION 2.02. Method of Borrowing Loans. (a) The Borrower shall give the Bank notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit D, prior to 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of each Base Rate Borrowing and at least 3 Fixed Rate Business Days before each Fixed Rate Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Fixed Rate Business Day in the case of a Fixed Rate Borrowing,

          (ii) the amount of such Borrowing, and

          (iii) whether the Loan comprising such Borrowing is to be a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan.

The first Offer Funding Borrowing shall include an amount sufficient to pay to the Bank the fees payable to it at the time of such funding pursuant to the Mandate, and the Bank shall pay itself such amount from such Borrowing and fund the remainder of such Borrowing to the Borrower;

    (b) In the event that a Notice of Borrowing fails to specify whether the Loan comprising such Borrowing is to be a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan, such Loan shall be made as a Base Rate Loan. If the Borrower is otherwise entitled under this Agreement to repay any Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrower fails to repay such Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Borrowing, a new Borrowing shall be deemed to be made on the date such Loans mature in an amount equal to the principal amount of the Loans so maturing, and the Loan comprising such new Borrowing shall be a Base Rate Loan. If the Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan, the Bank shall apply the proceeds of its new Loan to make such repayment as a refunding loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such refunding loan shall be made available by the Bank to the Borrower, or remitted by the Borrower to the Bank, as the case may be; provided, however, that if the Loan which is to be repaid is a Foreign Currency Loan, the foregoing provisions shall apply only if the new Loan is to be made as a Foreign Currency Loan.

    (c) Notwithstanding anything to the contrary contained herein, there shall not be more than 6 Fixed Rate Borrowings outstanding at any given time (or such higher number of Fixed Rate Borrowings to which the Bank may consent in order to facilitate Offer Funding Borrowings, which consent shall not be unreasonably withheld).

    SECTION 2.03. The Note. (a) The Loans of the Bank shall be evidenced by a single Note payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Bank's Commitment.

    (b) The Bank shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, whether such Loan is a Base Rate Loan, a Euro-Dollar Loan or a Foreign Currency Loan, and the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of the Bank's Note shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on the Bank's Note; provided that the failure of the Bank to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Note or the ability of the Bank to assign its Note. The Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of the Note a continuation of any such schedule as and when required.

    SECTION 2.04. Maturity of Loans. (a) Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

    (b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date.

    SECTION 2.05. Interest Rates. (a) "Applicable Margin" means: (i) for any Base Rate Loan, 0.0%; and (ii) for any Fixed Rate Loan, (x) 1.00% for the period commencing on the Closing Date to and including May 31, 1998, (y) 1.50% for the period commencing on June 1, 1998 to and including June 30, 1998, and (z) 2.00% thereafter.

    (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

    (c) Each Fixed Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Fixed Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

    The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

    The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term equal to such Interest Period, which rates appear on the Dow Jones Markets, Inc. Page 3750 effective as of

11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by the principal London offices of not less than 2 leading money center banks in New York City, selected by the Bank, at approximately 11:00 A.M., London time, 2 Fixed Rate Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

    "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

    (d) Each Foreign Currency Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted IBOR Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of and, to the extent permitted by law, overdue interest on any Foreign Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

    "Adjusted IBOR Rate" means, with respect to each Interest Period for a Foreign Currency Loan, the sum of (i) the rate obtained by dividing (A) IBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D), plus (ii) a percentage sufficient to compensate the Banks for the cost of complying with any reserves, liquidity and/or special deposit requirements of the Bank of England directly or indirectly affecting the maintenance or funding of such Foreign Currency Loan.

    "IBOR" means, for any Interest Period, with respect to Foreign Currency Loans, the offered rate for deposits in the applicable Foreign Currency, for a period comparable to the Interest Period and in an amount comparable to the amount of such Foreign Currency Loan appearing on Dow Jones Markets, Inc. Page 3750, or, if Dow Jones Markets, Inc. is unavailable the Reuters Screen Page FRBD, FRBE, FRBF or FRBG, as applicable, or, if it is unavailable on either Dow Jones Markets, Inc. or the Reuters Screen, then such rate shall be determined by the Bank from any other interest rate reporting service of recognized standing designated in writing by the Bank to the Borrower as of 11:00 A.M. (London, England time) on the day that is two Fixed Rate Business Days prior to the first day of the Interest Period.

    (e) The Bank shall determine each interest rate applicable to the Loans hereunder. The Bank shall give prompt notice to the Borrower by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

    (f) After the occurrence and during the continuance of an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Bank, bear interest at the Default Rate.

    SECTION 2.06. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Bank, terminate at any time, or proportionately reduce the Unused Commitment from time to time by an aggregate amount of at least $5,000,000 and any larger incremental multiple of $2,500,000.

    SECTION 2.07. Voluntary Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Days' notice to the Bank, prepay any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $5,000,000 and any incremental multiple of $2,500,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

    (b) The Borrower may, upon at least 3 Fixed Rate Business Days' notice to the Bank, prepay any Fixed Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $10,000,000 (or the Dollar Equivalent thereof in the Foreign Currency) and any incremental multiple of $2,500,000 (or the Dollar Equivalent thereof in the Foreign Currency) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, plus any amount required to be paid pursuant to Section 7.05(a); provided, that to the extent of any such prepayment made from the proceeds of the sale of Gerber Systems Corporation, no amount shall be required to be paid pursuant to Section 7.05(a).

    SECTION 2.08. Mandatory Prepayments. (a) On each date on which the Commitment is reduced pursuant to Section 2.06, the Borrower shall repay or prepay such principal amount of the outstanding Loans, if any (together with interest accrued thereon and any amount due under Section 7.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans (including the Dollar Equivalent of any Foreign Currency Loans) does not exceed the amount of the Commitment as then reduced.

    (b) If the Bank determines at any time (either on its own initiative or otherwise) that the aggregate principal amount of the Foreign Currency Loans outstanding (after converting each Foreign Currency Loan to its Dollar Equivalent on the date of calculation) at any time is equal to or exceeds 105% of the amount of the Commitment less the outstanding aggregate amount of all Base Rate Loans and Euro-Dollar Loans, then upon 3 Fixed Rate Business Days' written notice from the Bank, the Borrower shall prepay an aggregate principal amount of Fixed Rate Loans as is necessary to eliminate the excess. Nothing in the foregoing shall require the Bank to make any such calculation.

    SECTION 2.09. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in Federal or other funds (subject to paragraph (c) below with respect to Foreign Currency Loans) immediately available at the place where payment is due, to the Bank at its address set forth on the signature pages hereof.

    (b) Whenever any payment of principal of, or interest on, the Base Rate Loans shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Fixed Rate Loans shall be due on a day which is not a Fixed Rate Business Day, the date for payment thereof shall be extended to the next succeeding Fixed Rate Business Day unless such Fixed Rate Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Fixed Rate Business Day.

    (c) All payments of principal and interest with respect to Foreign Currency Loans shall be made in the Foreign Currency.

    (d) All payments of principal, interest and fees and all other amounts to be made by the Borrower pursuant to this Agreement with respect to any Loan or fee relating thereto shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding (i) taxes imposed on or measured by its net income, franchise taxes and branch profits taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof and, in the case of the Bank, taxes imposed on the Bank (or Transferee) as a result of any present or former connection between the Bank (or Transferee) and the jurisdiction of the governmental authority or taxing authority imposing such tax or any political subdivision thereof or therein (other than solely as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder) and (ii) any taxes that are attributable to the failure of any Non-U.S. Lender) to comply with this
Section 2.09(d) (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrower is required by applicable law to make any such withholding or deduction of Taxes with respect to any Loan or fee or other amount, the Borrower shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to the Bank (or Transferee) in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to the Bank (or Transferee) additional amounts ("Additional Amounts") as may be necessary in order that the amount received by the Bank (or Transferee) after the required withholding or other payment shall equal the amount the Bank (or Transferee) would have received had no such withholding or other payment been made.

    In the event the Bank (or Transferee) receives a refund of any (i) Taxes paid by the Borrower, or as to which tax the Borrower has paid Additional Amounts, pursuant to this Section 2.09(d) or Other Taxes, it will pay to the Borrower the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrower shall promptly repay to it the amount of such refund.

    (e) If the Bank (or Transferee) is not a United States person as defined in
Section 7701(a) (30) of the Code (a "Non-U.S. Lender"), and the Bank (or Transferee) is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, the Bank (or Transferee) shall deliver to the Borrower, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

    The Borrower shall not be required to pay any Additional Amounts in respect of any withholding tax pursuant to Section 2.09(d) to the extent that the obligation to withhold amounts with respect to such withholding tax (i) was in effect and would apply to amounts payable to the Non-U.S. Lender (A) on the date the Non-U.S. Lender became a party to this Agreement, or, (B) if the Bank (or Transferee) changes its applicable lending office by designating a different lending office, on the date the Bank (or Transferee) designates such different lending office or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by the Non-U.S. Lender to comply with the provisions of this Section 2.09(e).

    (f) If the Bank (or any Transferee) claims Additional Amounts pursuant to
Section 2.09(d), it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would avoid the need for, or reduce the amount of, such Additional Amounts that may thereafter accrue and would not, in the sole determination of the Bank (or Transferee) be otherwise disadvantageous to the Bank (or Transferee).

    (g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Bank contained in Section 2.09(c) through (f), inclusive, shall be applicable with respect to any Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Note.

    SECTION 2.10. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of (i) a year of 365 or 366 days, as the case may be, if calculated based on the Prime Rate, and (ii) 360 days, if calculated based on the Federal Funds Rate, and in each case paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Fixed Rate Loans shall be computed on the basis of (x) a year of 360 days, with respect to Euro-Dollar Loans, and (y) a year of 365 or 366 days, as the case may be, with respect to Foreign Currency Loans, and in each case paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

                                   ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND BORROWINGS

    SECTION 3.01. Conditions to Effectiveness. The effectiveness of this Agreement and the Commitment and other obligations of the Bank hereunder are subject to the receipt by the Bank of the following:

          (a) a duly executed counterpart of this Agreement signed by the Borrower;

          (b) a duly executed Note for the account of the Bank complying with the provisions of Section 2.03;

          (c) a duly executed counterpart of the Pledge Agreement signed by the Borrower;

          (d) an opinion letter (together with any opinions of local counsel relied on therein) of each of (i) Richard F. Treacy, Jr., Esq., General Counsel of the Borrower, and (ii) Cravath, Swaine & Moore, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

          (e) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Bank, dated as of the Closing Date, substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

          (f) a certificate (the "Closing Certificate") substantially in the form of Exhibit F), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default is in existence on the Closing Date and (ii) the representations and warranties of the Borrower contained in Article IV are true in all material respects on and as of the Closing Date, except to the extent any such representation or warranty relates to an earlier date;

          (g) all documents which the Bank may reasonably request relating to the existence of the Borrower or any Guarantor, the corporate authority for and the validity of this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty and the Contribution Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including, without limitation, certificates from the Borrower and each Guarantor substantially in the form of Exhibit G (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of the Borrower or the relevant Guarantor, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower or the Guarantor, as the case may be, authorized to execute and deliver the Loan Documents on behalf of such entity, and certified copies for each such entity of the following items: (i) the Certificate of Incorporation, (ii) the Bylaws,
    (iii) a certificate of the Secretary of State of the state of incorporation of such entity as to the good standing of the entity in such jurisdiction, and (iv) the action taken by the Board of Directors of such entity authorizing the entity's execution, delivery and performance of the Loan Documents to which such entity is a party;

          (h) the fees payable on the Closing Date pursuant to the Mandate;

          (i) the Subsidiary Guaranty, duly executed by each Guarantor; and

          (j) the Contribution Agreement, duly executed by each Guarantor and the Borrower.

    SECTION 3.02. Conditions to Offer Funding Borrowings. The obligation of the Bank to make any Loan which constitutes an Offer Funding Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Bank of a Notice of Borrowing;

          (b) the fact that, immediately after such Borrowing, the condition set forth in the proviso contained in the first paragraph of Section 2.01 shall have been satisfied;

          (c) the fact that, immediately before and after such Borrowing (but not including the Target or its subsidiaries as Subsidiaries for purposes hereof), no Default shall have occurred and be continuing under Section 6.01(b), but only insofar as it arises out of a breach of Sections 5.04 or 5.06, in each case solely as they relate to the Borrower;

          (d) the fact that the representations and warranties set forth in Sections 4.01, 4.02 (but only insofar as it relates to clauses (i) through (iv), inclusive, thereof), 4.03 and 4.17, as they relate to the Borrower, shall be true and correct in all material respects on the date of any such Borrowing with the same effect as though made on such date;

          (e) the Borrower not having lowered the percentage acceptance level required for satisfaction of either of conditions (a) or (b) of the Offer (as the same are set forth in Appendix I to the Press Release) below 75% without the prior written consent of the Bank; and

          (f) the fact that the Borrower shall have declared the Offer unconditional in all respects.

    Each Offer Funding Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in clauses (c) through (f), inclusive, of this Section 3.02.

    SECTION 3.03. Conditions to All Borrowings other than Offer Funding Borrowings. The obligation of the Bank to make a Loan on the occasion of each Borrowing that is not an Offer Funding Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Bank of a Notice of Borrowing;

          (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

          (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing, except to the extent any such representation or warranty relates to an earlier date; and

          (d) the fact that, immediately after such Borrowing, the conditions set forth in the proviso contained in the first paragraph of Section 2.01 shall have been satisfied.

    Each Borrowing hereunder which is not an Offer Funding Borrowing shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b),
(c) and (d) of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants that:

    SECTION 4.01. Corporate Existence and Power. Each of the Borrower and each of the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted, except where the failure to so qualify does not have and could not reasonably be expected to cause a Material Adverse Effect.

    SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Pledge Agreement and the other Loan Documents, and the execution, delivery and performance by each Guarantor of the Subsidiary Guaranty (i) are within the Borrower's or Guarantor's respective corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official (except such actions as are required in the United Kingdom with respect to the Offer, all of which are being taken), (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or any Guarantor or any injunction, order or decree binding upon the Borrower or any of its Subsidiaries, (v) do not contravene, or constitute a default under, any material agreement, judgment or other material instrument binding upon the Borrower or any of its Subsidiaries, and (vi) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except in favor of the Bank pursuant to the Pledge Agreement.

    SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Note, the Pledge Agreement and the other Loan Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, and the Subsidiary Guaranty when executed and delivered in accordance with this Agreement, will constitute a valid and binding agreement of each Guarantor enforceable in accordance with its terms, provided that in each case the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

    SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of April 30, 1997 and the related consolidated statements of earnings, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick LLP, copies of which have been delivered to the Bank, and the unaudited consolidated financial statements of the Borrower for the interim period ended January 31, 1998 copies of which have been delivered to the Bank, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated (subject to the absence of footnotes and to normal year-end adjustments in the case of such unaudited statements).

    (b) Since April 30, 1997, except as disclosed to the Bank, there has been no event, act, condition or occurrence having a Material Adverse Effect.

    SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner draws into question the validity of or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Note, the Pledge Agreement, the Subsidiary Guaranty or any of the other Loan Documents.

    SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than the payment of premiums), except for any instances of non-compliance or any liability, neither of which has and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.

    (b) Except as disclosed to the Bank, neither the Borrower nor any member of the Controlled Group is or has within the last 4 years been obligated to contribute to any Multiemployer Plan.

    SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except where the failure to so file and pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended April 30, 1994.

    SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to so qualify or have any such licenses, authorizations, consents and approvals does not have and could not reasonably be expected to cause a Material Adverse Effect. The Borrower has no Subsidiaries on the date hereof, except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation. As of the Closing Date, there are no existing Foreign Subsidiaries which are Material Foreign Subsidiaries.

    SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

    SECTION 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.18.

    SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

    SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Bank any and all facts known to it which could reasonably be expected to have or cause a Material Adverse Effect. So far as the Borrower is aware, the contents of the Press Release and the Offer Document does not contain any untrue statement by the Borrower or omit to make any statement the omission of which makes the statements therein misleading and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful consideration by the Borrower. To the best of its knowledge (based on the due diligence which the Borrower has been permitted to perform), the Borrower has disclosed to the Bank all material facts concerning the Target and its Subsidiaries which could give rise to an Event of Default which would be subject to the Clean-up Period.

    SECTION 4.14. Environmental Matters. Except as identified in Schedule 4.14 and for any of the following which would not have and could not reasonably be expected to cause a Material Adverse Effect: (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability, and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or any comparable state statute. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any comparable list arising from a state statute comparable to CERCLA.

    (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.

    (c) The Borrower, and each of its Subsidiaries and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's, and each of its Subsidiary's and Affiliate's, respective businesses.

    SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by Section 5.18. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim, except as permitted by
Section 5.18.

    SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation G, T, U or X.

    SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement: (i) the Borrower will not (x) be "insolvent," within the meaning of such term as defined in ss. 101 of the "Bankruptcy Code", or Section 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or
Section 5 of the UFCA; and (ii) the obligations of the Borrower under the Loan Documents and with respect to the Loans will not be rendered avoidable under any Other Applicable Law. For purposes of this Section 4.17, "Bankruptcy Code" means Title 11 of the United States Code, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

    SECTION 4.18. Insurance. The Borrower and each of its Subsidiaries has (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance in at least such amounts and against at least such risks (including on all its property, and public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

    SECTION 4.19. Millennium Compliance. All computer systems used by the Borrower and its Subsidiaries which are necessary in the conduct of their business will be capable of the following, before, during and/or after January 2000:

    (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part;

    (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance;

    (c) responding to and processing two digit year input without creating any ambiguity as to the century; and

    (d) storing and providing date input information with out creating any ambiguity as to the century.


                                    ARTICLE V

                                    COVENANTS

    The Borrower agrees that, so long as the Bank has any Commitment hereunder or any amount payable hereunder or under the Note remains unpaid:

    SECTION 5.01. Information. The Borrower will deliver to the Bank:

          (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of earnings, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by KPMG Peat Marwick LLP or other independent public accountants of nationally recognized standing, with such certification to be free of material exceptions and qualifications not acceptable to the Bank in its reasonable judgment;

          (b) as soon as available and in any event within 45 days after the end of each of the first 3 Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statement of earnings for such Fiscal Quarter, and statement of cash flows for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter or Fiscal Year to date, as applicable, and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments and the absence of footnotes) as to fairness of presentation, conformity to GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of Exhibit E (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections
    5.16 through 5.18, inclusive, and 5.20 through 5.23, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements to the effect that nothing has come to their attention during the course of their examination to cause them to believe that any Default existed on the date of such financial statements (which statement may be limited to the extent required by accounting rules or guidelines);

          (e) within 5 Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

          (i) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

    SECTION 5.02. Inspection of Property, Books and Records. The Borrower will
(i) keep, and cause each Subsidiary
to keep, proper books of record and account in which full, true and correct entries sufficient to permit the preparation of financial statements in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, upon reasonable prior notice, representatives of the Bank at the Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

    SECTION 5.03. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields (and fields related thereto) as such business is now carried on and maintained; provided, that the foregoing shall not prohibit any dissolution, liquidation, consolidation or merger permitted under Sections 5.04 or 5.05.

    SECTION 5.04. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part, except (i) if the Borrower's Board of Directors or an Executive Committee thereof determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not disadvantageous to the Bank or (ii) through corporate reorganization to the extent permitted by Section 5.05.

    SECTION 5.05. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, provided that (a) the Borrower may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Borrower is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with the Borrower and with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets shall not prohibit the sale or other disposition of the stock or assets of Gerber Systems Corporation.

    SECTION 5.06. Use of Proceeds. The proceeds of the Loans may be used (i) for the purchase of the Shares of the Target pursuant to the Offer (any Loan the proceeds of which will be used, directly or indirectly, for such purpose being an

"Offer Funding Borrowing"), (ii) for the purchase or cancellation of existing stock options of the Target (including the cash cancellation of options), (iii) for the refinancing of any "Loan Notes" issued pursuant to the Offer, (iv) for transaction costs incurred in connection with the Offer (including, without limitation, the fees and expenses of any professional advisors and any stamp, duty or other tax charge), (v) to satisfy all Debt of the Target and (vi) to pay the fees payable to the Bank at the times and in the amounts set forth in the Mandate. No portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (x) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of Section
5.17 would not be violated, (y) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (z) for any purpose in violation of any applicable law or regulation.

    SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where the failure to so comply does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower will set up reserves in accordance with GAAP and except where the failure to so pay does not have and could not reasonably be expected to cause a Material Adverse Effect or an Event of Default.

    SECTION 5.08. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property of material value or material to the conduct of its business in at least such amounts and against at least such risks (including public liability and worker's compensation) as are customarily insured against by companies of established repute engaged in the same or similar business operating in the same or similar locations.

    SECTION 5.09. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Bank, which consent will not be unreasonably withheld.

    SECTION 5.10. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its material properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

    SECTION 5.11. Environmental Notices. The Borrower shall furnish to the Bank timely written notice of all material Environmental Liabilities, material pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and material Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

    SECTION 5.12. Environmental Matters. Except in the ordinary course of business in compliance in all material respects with all applicable Environmental Requirements, the Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials.

    SECTION 5.13. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act timely to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, except where the Borrower is contesting its obligation to do so before the appropriate Environmental Authority and is maintaining adequate and appropriate reserves under GAAP.

    SECTION 5.14. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall enter into, or be a party to, any transaction involving $100,000 or more with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Bank, and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate.

    SECTION 5.15. Restricted Payments. The Borrower will not declare or make any Restricted Payment during any Fiscal Year unless, after giving effect thereto, no Default shall be in existence or be created thereby.

    SECTION 5.16. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on January 30, 1998; and (ii) deposits required by government agencies or public utilities; (iii) loans or advances from the Borrower to any Guarantor or to the Target or from any Guarantor to any other Guarantor or to the Target; (iv) loans or advances to any Subsidiary that is not a Guarantor or from any such Subsidiary to the Borrower or to another such Subsidiary in existence on the Closing Date (or, as to subsidiaries of the Target, loans and advances in existence on the Offer Termination Date), which loans and advances in existence as of the Closing Date are described on Schedule 5.16; and (v) loans or advances made after the Closing Date (or, as to subsidiaries of the Target, made after the Offer Termination Date) to any Subsidiary that is not a Guarantor or from any such Subsidiary to the Borrower or to another such Subsidiary, not exceeding $5,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.

    SECTION 5.17. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except pursuant to the Offer, except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's,
(iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date hereof and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section, (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which, together with Debt permitted by clause (vi) of Section 5.23, do not at any time exceed $12,500,000; provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

    SECTION 5.18. Liens. Except for Liens in favor of the Bank created under the Loan Documents, neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $7,195,000;

          (b) Liens securing Debt owing by any Subsidiary to the Borrower permitted by Section 5.16;

          (c) any Lien incurred in connection with the GECC Receivables Arrangement;

          (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Debt is not secured by any additional assets, and (ii) the amount of such Debt secured by any such Lien is not increased;

          (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (g) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.07;

          (h) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 6.01;

          (i) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any

    Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
    (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

          (j) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Debt secured thereby are incurred prior to or within 3 months after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed 70% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Borrower or any subsidiary; and

          (k) Other Liens securing Debt not in excess of an aggregate amount of $500,000.

    SECTION 5.19. Restrictions on Ability of Subsidiaries to Pay Dividends. The Borrower shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

    SECTION 5.20. Minimum Consolidated Worth. Consolidated Net Worth will at no time be less than $240,000,000.

    SECTION 5.21. Ratio of Consolidated Total Funded Debt to Consolidated EBITDA. The ratio of Consolidated Total Funded Debt to Consolidated EBITDA will not at any time exceed 3.5 to 1.0.

    SECTION 5.22. Consolidated Fixed Charges Coverage Ratio. At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than 1.25 to 1.0.

    SECTION 5.23. Debt. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) in the aggregate amount of approximately $47,500,000 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; (ii) Debt evidenced by "Loan Notes" issued pursuant to the Offer; (iii) Debt of Guarantors and Subsidiaries to the Borrower permitted by Section 5.16;
(iv) Debt to the Bank created under the Loan Documents, (v) contingent obligations permitted by Section 5.24, and (vi) other Debt which, together with Investments permitted by clause (x) of Section 5.17, do not at any time exceed $12,500,000.

    SECTION 5.24. Contingent Liabilities. Neither the Borrower nor any Subsidiary shall Guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person except that the Borrower or any Subsidiary may:

          (a) endorse negotiable instruments for collection in the ordinary course of business;

          (b)  incur contingent obligations in favor of the Bank; and

          (c) remain contingently liable in an amount not in excess of $85,000,000 with respect to the sale of receivables in connection with the GECC Receivables Arrangement.

    SECTION 5.25. Certain Covenants Pertaining to the Offer. (a) The Borrower will only issue the Press Release in a form that is, in all material respects, the form that has been approved by the Bank. The Borrower will comply with all applicable laws and regulations of all regulatory bodies and authorities relating to the Offer.

    (b) The Borrower will keep the Bank informed as to the progress of the Offer and will provide the Bank with any information as the Bank may reasonably request.

    (c) The Borrower will make full disclosure to the Bank in writing as soon as practicable of all information which comes to the attention of the Borrower which is material to the decision whether to waive any condition of the Offer or which suggests that any condition to the Offer will or may not be satisfied, or will or may required to be waived.

    SECTION 5.26. Certain Covenants Pertaining to the Target and its Shares. (a) The Borrower shall, within 5 Business Days after the Offer Termination Date (or such later date on which they are available to the Borrower), deliver to the Bank the stock transfer forms and share certificates relating to the Shares which are in certificated form.

    (b) On the Offer Termination Date, the Borrower shall furnish to the Bank a certificate listing all outstanding Debt of the Target, and all such Debt shall be repaid in full within 10 Domestic Business Days after the Offer Termination Date.





                                   ARTICLE VI

                                    DEFAULTS

    SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay any interest on any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or

          (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.01(e), 5.02(ii), 5.03 through 5.06, inclusive, Sections 5.15 or 5.16, or Sections 5.19 through 5.25, inclusive; or

          (c) the Borrower or any Guarantor shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or in the Pledge Agreement, the Subsidiary Guaranty or any other Loan Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower or the Guarantor by the Bank or (ii) the Borrower or any Guarantor otherwise becomes aware of any such failure; or

          (d) any representation, warranty, certification or statement made by the Borrower or any Guarantor in Article IV of this Agreement or in the Pledge Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

          (e) the Borrower or any Subsidiary shall fail to make any payment in respect of Debt in the aggregate amount of $5,000,000 or more outstanding (other than the Note) when due or within any applicable grace period; or

          (f) any event or condition shall occur which results in the acceleration of the maturity of Debt in the aggregate amount of $5,000,000 or more outstanding of the Borrower or any Subsidiary (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); or

          (g) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

          (i) the Borrower or any member of the Controlled Group shall fail to pay when due any amount equal to or in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section
    515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall incur any withdrawal liability with respect to, a Multiemployer Plan, in each of the foregoing cases if the amount of unfunded liability with respect of any such terminated plan is equal to or in excess of $5,000,000; or

          (j) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien is for an amount equal to or in excess of $5,000,000 and shall remain undischarged for a period of 25 days after the date of filing; or

          (l) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange \Commission under the Securities Exchange Act of
    1934) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause
    (A) and individuals described in clause (B).

then, and in every such event the Bank may terminate its Commitment and declare the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents, to be, and the Note (together with accrued interest thereon), and all other amounts payable hereunder and under the other Loan Documents shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that: (A) if any Event of Default specified in paragraph
(g) or (h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, the Commitment shall thereupon terminate and the Note (together with accrued interest thereon) and all other amounts payable hereunder and under the other Loan Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; and
(B) during the period commencing with the Closing Date and ending on the Offer Termination Date, the Bank shall not be entitled to terminate the Commitment, rescind this Agreement or prevent any Offer Funding Borrowing nor to declare the Loans due and payable in whole or in part or exercise any other right or remedy under any Loan Document or exercise any set off or similar right arising on the basis of misrepresentation or Default or otherwise if to do so would prevent the funding of the Offer in accordance with Section 3.02(a) unless (i) an Event of Default described in paragraph (b) above, but only insofar as it arises out of a breach of Sections 5.04 or 5.06, in each case solely as they relate to the Borrower, or of Section 5.25, shall have occurred and be continuing or (ii) any of the representations and warranties set forth in Sections 4.01, 4.02 (but only insofar as it relates to clauses (i) through (iv), inclusive, thereof), 4.03 and 4.17, as they relate to the Borrower, shall not be true and correct in all material respects on the date of any Offer Funding Borrowing.

    Notwithstanding anything to the contrary in the preceding paragraph, during the Clean-up Period, the Bank may not declare that an Event of Default has occurred, or terminate the Commitment or declare the Loans to be due any payable as a result solely of one or more Defaults insofar as such Default or Defaults relate to or involve the Target (excluding the Target's Debt, which shall be paid in accordance with Section 5.26(b)); provided that the event or circumstance giving rise to such Default, or the result of such Default, is capable of being cured or remedied during the Clean-up Period; and provided further, that the Bank shall be entitled to exercise any and all rights and remedies granted to it hereunder and under the Loan Documents or at law or in equity with respect to an occurrence or continuation of any such Default or Event of Default after the expiration of the Clean-up Period.


                                   ARTICLE VII

                      CHANGE IN CIRCUMSTANCES; COMPENSATION

    SECTION 7.01. Basis for Determining Interest Rate Inadequate or Unfair. Except with respect to any Offer Funding Borrowing during the Offer Period, if on or prior to the first day of any Interest Period:

          (a) the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

          (b) the Bank determines that the London Interbank Offered Rate or IBOR as determined by the Bank will not adequately and fairly reflect the cost to the Bank of funding the relevant type of Fixed Rate Loans for such Interest Period, the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Bank to make such type of Fixed Rate Loans specified in such notice shall be suspended. Unless the Borrower notifies the Bank at least 2 Domestic Business Days before the date of any Borrowing of such type of Fixed Rate Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

    SECTION 7.02. Illegality. Except with respect to any Offer Funding Borrowing during the Offer Period, if, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or Foreign Currency Loans and the Bank shall so notify the Borrower, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Foreign Currency Loans, as the case may be, to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan or Foreign Currency Loans of the Bank, as the case may be, together with accrued interest thereon and any amount due the Bank pursuant to
Section 7.05(a). Concurrently with prepaying each such Euro-Dollar Loan or Foreign Currency Loan, as the case may be, the Borrower shall borrow a Base Rate Loan in an equal principal amount from the Bank, and the Bank shall make such a Base Rate Loan.

    SECTION 7.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any
Authority:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), and (B) with respect to any Foreign Currency Loan any such requirement included in the applicable Adjusted IBOR Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

          (ii) shall impose on the Bank (or its Lending Office) or on the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

    (b) If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

    (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

    (d) Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute waiver of the Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more that 120 days prior to the date that the Bank notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of the Bank's intention to claim compensation therefor; provided, further, that if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

    (e) The provisions of this Section 7.03 shall be applicable with respect to any Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Transferee.

    SECTION 7.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. Except with respect to any Offer Funding Borrowing during the Offer Period, if
(i) the obligation of the Bank to make or maintain Fixed Rate Loans has been suspended pursuant to Section 7.02 or (ii) the Bank has demanded compensation under Section 7.03, and the Borrower shall, by at least 5 Fixed Rate Business Days' prior notice to the Bank, have elected that the provisions of this Section shall apply to the Bank, then, unless and until the Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

    (a) all Loans which would otherwise be made by the Bank as Euro-Dollar Loans or Foreign Currency Loans, as the case may be, shall be made instead either (A) as Base Rate Loans, (B) if such suspension or demand for compensation relates to Euro-Dollar Loans, but not Foreign Currency Loans, as Foreign Currency Loans, or
(C) if such demand for compensation relates to Foreign Currency Loans, but not Euro-Dollar Loans, as Euro-Dollar Loans, as the Borrower may elect in the notice to the Bank referred to hereinabove, and

    (b) after each of its Euro-Dollar Loans or Foreign Currency Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

    SECTION 7.05. Compensation. Upon the request of the Bank, delivered to the Borrower, the Borrower shall pay to the Bank such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of:

    (a) any payment or prepayment (pursuant to Section 2.07, 2,08, 6.01, 7.02 or otherwise) of a Fixed Rate Loan on a date other than the last day of an Interest Period for such Loan; or

    (b) any failure by the Borrower to prepay a Fixed Rate Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

    (c) any failure by the Borrower to borrow a Fixed Rate Loan on the date for the Fixed Rate Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02; or

    (d) any failure by the Borrower to pay a Foreign Currency Loan in the applicable Foreign Currency;

such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Fixed Rate Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Fixed Rate Loan provided for herein over
(y) the amount of interest (as reasonably determined by the Bank) the Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

    SECTION 7.06. Failure to Pay in Foreign Currency. If the Borrower is unable for any reason to effect payment of a Foreign Currency Loan in the Foreign Currency as required by this Agreement or if the Borrower shall default in the payment of a Foreign Currency Loan, the Bank may, require such payment to be made in Dollars in the Dollar Equivalent amount of such payment. In any case in which the Borrower shall make such payment in Dollars, the Borrower agrees to hold the Bank harmless from any loss incurred by the Bank arising from any change in the value of Dollars in relation to the Foreign

Currency between the date such payment became due and the date of payment thereof.

    SECTION 7.07. Judgment Currency. If for the purpose of obtaining judgment in any court or enforcing any such judgment it is necessary to convert any amount due in the Foreign Currency into any other currency, the rate of exchange used shall be the Bank's spot rate of exchange for the purchase of the Foreign Currency with such other currency at the close of business on the Fixed Rate Business Day preceding the date on which judgment is given or any order for payment is made. The obligation of the Borrower in respect of any amount due from it hereunder shall, notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any judgment or order in any other currency or otherwise be discharged only to the extent that on the Fixed Rate Business Day following receipt by the Bank of any payment in a currency other than the Foreign Currency the Bank is able (in accordance with normal banking procedures) to purchase the Foreign Currency with such other currency. If the amount of the Foreign Currency that the Bank is able to purchase with such other currency is less than the amount due in the Foreign Currency, notwithstanding any judgment or order, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank for the shortfall.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

    SECTION 8.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article II or Article VIII shall not be effective until received.

    SECTION 8.02. No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 8.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of special counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents ("Other Taxes").

    SECTION 8.04. Indemnification. The Borrower shall indemnify the Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Bank to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.

    SECTION 8.05. Setoff. The Borrower hereby grants to the Bank a lien for all indebtedness and obligations owing to it from the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Bank or otherwise in the possession or control of the Bank for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Bank, whether now existing or hereafter established hereby authorizing the Bank at any time or times with or without prior notice to apply such balances or any part thereof to such of the indebtedness and obligations owing by the Borrower to the Bank then past due and in such amounts as it may elect, and whether or not the collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Bank as soon as the same may be put in transit to it by mail or carrier or by other bailee.

    SECTION 8.06. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower (or the Guarantors, as to the Subsidiary Guaranty) and the Bank.

    SECTION 8.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

    (b) The Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Bank, any Note held by the Bank, any Commitment hereunder or any other interest of the Bank hereunder. In the event of any such sale by the Bank of a participating interest to a Participant, the Bank's obligations under this Agreement shall remain unchanged, the Bank shall remain solely responsible for the performance thereof, the Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of
Article VIII with respect to its participation in Loans outstanding from time to time.

    (c) Subject to the provisions of Section 8.08, the Borrower authorizes the Bank to disclose to any Transferee and any prospective Transferee any and all financial information in the Bank's possession concerning the Borrower which has been delivered to the Bank by the Borrower pursuant to this Agreement or which has been delivered to the Bank by the Borrower in connection with the Bank's credit evaluation prior to entering into this Agreement.

    (d) No Transferee shall be entitled to receive any greater payment under
Section 7.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 7.02 or 7.03 requiring the Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

    (e) Anything in this Section 8.07 to the contrary notwithstanding, the Bank may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.

    SECTION 8.08. Confidentiality. The Bank agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrower to it which pertains to the financial condition, operations, business or properties of the Borrower and its Subsidiaries, or which constitutes other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or its Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vi) to the Bank's legal counsel and independent auditors and (vii) to any actual or proposed Participant or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 8.08; provided that should disclosure of any such confidential information be required by virtue of clause (i) of the immediately preceding sentence, to the extent permitted by law, the Bank shall promptly notify the Borrower of same so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, the Bank shall not be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action.

    SECTION 8.09. Representation by the Bank. The Bank hereby represents that it is a commercial lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to Section 8.07, the disposition of the Note held by the Bank shall at all times be within its exclusive control.

    SECTION 8.10. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of Georgia.

    SECTION 8.11. Severability. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

    SECTION 8.12. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Note or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by the Bank, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify the Bank in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Bank not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Bank does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Bank hereunder or under the Note or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Bank, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower and the Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into the Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Note and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

    SECTION 8.13. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

    SECTION 8.14. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower
(a) and the Bank irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

    SECTION 8.15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    SECTION 8.16. Source of Funds -- ERISA. The Bank hereby represents to the Borrower that no part of the funds to be used by the Bank to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by the Bank in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

               [Signatures are contained on the following pages.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                       GERBER SCIENTIFIC, INC.      (SEAL)


                                       By:______________________________________
                                                Gary K. Bennett
                                                Senior Vice President and
                                                Chief Financial Officer

                                       Gerber Scientific, Inc.
                                       83 Gerber Road West
                                       South Windsor, Connecticut 06074
                                       Attention: Chief Financial
                                                  Officer
                                       Telecopier number: 860-644-7948
                                       Confirmation number: 860-648-8004


COMMITMENT                             WACHOVIA BANK, N.A.,
                                                                    (SEAL)

$190,000,000 or
[pound sterling]112,000,000(1)         By:______________________________________
                                               Jeffrey S. Nurkiewicz
                                               Vice President

                                       Lending Office
                                       --------------
                                       Wachovia Bank, N.A.
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia 30303-1757
                                       Attention: U.S. Corporate
                                       Telecopier number:   404-332-6898
                                       Confirmation number: 404-332-1288

________________

    (1) For Offer Funding Borrowings during the Offer Period

                                                                       EXHIBIT A
                                                                       ---------


                                      NOTE

                                Atlanta, Georgia
                                 March 23, 1998


    For value received, GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Borrower"), promises to pay to the order of WACHOVIA, N.A., a national banking association (the "Bank"), for the account of its Lending Office, the principal sum of ONE HUNDRED NINETY MILLION AND NO/100 DOLLARS ($190,000,000.00) (or the Dollar Equivalent thereof with respect to amounts payable in the Foreign Currency), or such greater or lesser amount as shall equal the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds (except for Foreign Currency Loans shall be paid in the Foreign Currency) at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

    All Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, the type of Loan (Base Rate Loan, Euro-Dollar Loan or Foreign Currency Loan) and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

    This Note is the Note referred to in the Credit Agreement dated as of March 23, 1998 between the Borrower and the Bank (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrower to pay all costs of collection, including reasonable attorneys fees, in the event this Note is collected by law or through an attorney at law.

         The Borrower hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                       GERBER SCIENTIFIC, INC.
                                             (SEAL)


                                       By:______________________________________
                                            Gary K. Bennett
                                            Senior Vice President and
                                            Chief Financial Officer

                         LOANS AND PAYMENTS OF PRINCIPAL
-------------------------------------------------------------------------------------------------------------
               Base Rate,
               Euro-Dollar or             Amount of
               Foreign                    Amount of Principal                   Maturity         Notation
Date           Currency Loan              of Loan   Repaid                      Date             Made By


_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

_____________________________________________________________________________________________________________

                                                                       EXHIBIT B
                                                                       ---------


                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                            ------------------------


                                             March 23, 1998


Wachovia Bank, N.A.,
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn: U.S. Corporate

Dear Sirs:

    We have acted as counsel for Gerber Scientific, Inc, a Connecticut corporation (the "Borrower"), and for Gerber Technology, Inc., Gerber Scientific Products, Inc, and Gerber Optical, Inc. (each a "Guarantor" and collectively the "Guarantors") in connection with the Credit Agreement (the "Credit Agreement") dated as of March 23, 1998 among the Borrower and Wachovia Bank, N.A.. Terms defined in the Credit Agreement are used herein as therein defined.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by the Bank has been duly authorized by the Bank.

    Upon the basis of the foregoing, we are of the opinion that:

    1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Connecticut and has all corporate powers required to carry on its business as now conducted.

    2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Note and the Pledge Agreement (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrower and (v) to our knowledge, except as provided in the Credit Agreement and the Pledge Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

    3. Each of the Credit Agreement and the Pledge Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Note constitutes a valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    4. Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate powers required to carry on its business as now conducted.

    5. The execution, delivery and performance by each Guarantor of the Subsidiary Guaranty (i) are within such Guarantor's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Guarantor or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon such Guarantor and (v) to our knowledge, except as provided in the Credit Agreement, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

    6. The Subsidiary Guaranty constitutes a valid and binding agreement of each of the Guarantors, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    7. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement or any Note.

    8. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

    9. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    10. Neither the Borrower nor any of its Subsidiaries is a "holding company" as defined in the Public Utility Holding Company Act of 1935, as amended.

    11. The choice of Georgia law to govern the Credit Agreement, the Note, the Subsidiary Guaranty and the other Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State of New York, and adherence to existing judicial precedents generally would require a court sitting in the State of New York to abide by such choice of law, unless a fundamental policy of the State of New York would be violated. We are not aware of any provision of the Credit Agreement, the Note, the Subsidiary Guaranty or the other Loan Documents that would violate a fundamental policy of the State of New York.

    [I am a member] [We are members] of the bar of the State of [__________] [New York] and the foregoing opinion is limited to the laws of the State of [__________] {New York] and the Federal laws of the United States of America. [I] [We] note that the Credit Agreement is governed by the laws of the State of Georgia and, for purposes of the opinions expressed in paragraphs 2 and 5 above, [I] [we] have assumed that the laws of the State of Georgia do not differ from the laws of the State of [_________] [New York] in any manner that would render such opinion incorrect.

    This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT C
                                                                       ---------


                                   OPINION OF
                   JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                                  FOR THE BANK
                                  ------------


                                             March 23, 1998


Wachovia Bank, N.A.,
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: U.S. Corporate
Dear Sirs:

    We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of March 23, 1998, among Gerber Scientific, Inc., a Connecticut corporation (the "Borrower") and Wachovia Bank, N.A.,(the "Bank"), and have acted as special counsel for the Bank for the purpose of rendering this opinion pursuant to Section 3.01(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

    This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

    Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and the Note by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and the Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Note may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Note, except for the economic consequences of any procedural delay which may result from such laws.

    In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Bank with any state or federal laws or regulations applicable to the Bank by reason of the legal or regulatory status or the nature of the business of the Bank.

    This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                Very truly yours,

                                                                       EXHIBIT D
                                                                       ---------


                               NOTICE OF BORROWING
                               -------------------


                          ____________________, 199__


Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: U.S. Corporate

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of March 23, 1998 by and between Gerber Scientific, Inc. and Wachovia Bank, N.A..

Gentlemen:

    Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

    This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

    The Borrower hereby requests a [Euro-Dollar Borrowing][Base Rate Borrowing] [Foreign Currency] in the aggregate principal amount of $_____________ to be made on ____________________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Fixed Rate Loans][Base Rate Loans].

    The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer this ____ day of _______________, 199__.


                                       Gerber Scientific, Inc.



                                       By:______________________________________
                                          Title:

                                                                       EXHIBIT E
                                                                       ---------


                             COMPLIANCE CERTIFICATE
                             ----------------------

    Reference is made to the Credit Agreement dated as of March 23, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between Gerber Scientific, Inc., as Borrower, and Wachovia Bank, N.A., as Bank. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

    Pursuant to Section 5.01(c) of the Credit Agreement, ________________, the duly authorized ____________________ of Gerber Scientific, Inc., hereby certifies to the Bank that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ________________, _____, and that no Default is in existence on and as of the date hereof.

                                       GERBER SCIENTIFIC, INC.


                                       By:______________________________________
                                          Title:

                             GERBER SCIENTIFIC, INC.
                              COMPLIANCE CHECK LIST



_______________, ______


1.  Loans and Advances (Section 5.16)

    Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except as permitted by Section 5.17 and except: (i) loans or advances to employees (other than travel advances) not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on January 30, 1998; and (ii) deposits required by government agencies or public utilities; (iii) loans or advances from the Borrower to any Guarantor or to the Target or from any Guarantor to any other Guarantor or to the Target; (iv) loans or advances to any Subsidiary that is not a Guarantor or from any such Subsidiary to the Borrower or to another such Subsidiary in existence on the Closing Date (or, as to subsidiaries of the Target, loans and advances in existence on the Offer Termination Date), which loans and advances in existence as of the Closing Date are described on Schedule 5.16; and (v) loans or advances made after the Closing Date (or, as to subsidiaries of the Target, made after the Offer Termination Date) to any Subsidiary that is not a Guarantor or from any such Subsidiary to the Borrower or to another such Subsidiary, not exceeding $5,000,000 in the aggregate outstanding; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, no Default shall be in existence or be created thereby.


(a) To Employees                                                $_______________

    Limitation                                                  $1,000,000

(b) Loans and advances made after the Closing
    Date to any Subsidiary that is not
    a Guarantor or from any such Subsidiary to
    the Borrower or to another such Subsidiary                  $_______________

    Limitation                                                  $5,000,000

2.  Investments (Section 5.17)

    Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person except as permitted by Section 5.16 and except pursuant to the Offer, except Investments in (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or the United Kingdom, in each case maturing within one year, (ii) certificates of deposit, banker's acceptances and time deposits maturing within 6 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or under the laws of any jurisdiction in which the Borrower or any of its Subsidiaries is doing business, provided that such bank or its rated Affiliate is rated A1 or the equivalent by S&P or A+ or the equivalent thereof by Moody's, (iii) commercial paper maturing within 9 months from the date of acquisition thereof and, at such date of acquisition, rated A1 or the equivalent thereof by S&P or P1 or the equivalent thereof by Moody's, (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by S&P and Aa or the equivalent thereof by Moody's, (v) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (ii) above, (vi) Investments existing on the date hereof and set forth on Schedule 5.17, to the extent such Investments would not be permitted under any other clause of this Section,
    (vii) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business,
    (viii) Hedging Agreements entered into to mitigate interest rate, exchange rate, commodity price or other risks incurred by the Borrower and the Subsidiaries in the ordinary course of business and not for speculative purposes, (ix) Investments in Guarantors and/or (x) other Investments which, together with Debt permitted by clause (vi) of Section 5.23, do not at any time exceed $12,500,000; provided, however, that immediately after giving effect to the making of any Investment, no Default shall have occurred and be continuing.

    (a)   Loans and advances not permitted by
          clauses (i) through (ix), inclusive                   $_______________

          Limitation See [paragraph] 7(c) below

3.  Liens (Section 5.18)

None of the Borrowers' nor any Consolidated Subsidiary's property is subject to any Lien securing Debt, except for:

Description of Lien and Property                                  Amount of Debt
subject to same                                                   Secured
---------------                                                   -------

a.___________________________                                     $_____________

b.___________________________                                     $_____________

c.___________________________                                     $_____________

d.___________________________                                     $_____________

e.___________________________                                     $_____________

f.___________________________                                     $_____________

                                              Total               $
                                                                   =============

                                                                  $_____________

4. Minimum Consolidated Net Worth (Section 5.20)

         Consolidated Net Worth will at no time be less than $240,000,000.

         (a) Shareholders' equity                                 $_____________

         (b) Redeemable Preferred Stock                           $_____________

         (c) write-off of the Borrower's
             interest in Gerber Systems
             Corporation                                          $_____________

         (d) Consolidated Net Worth
             sum of (a), less (b), plus (c)                       $_____________

5.  Ratio of Consolidated Total Funded Debt to Consolidated EBITDA
    (Section 5.21)

         The ratio of Consolidated Total Funded Debt to Consolidated EBITDA will not at any time exceed 3.5 to 1.0.

         (a) Consolidated Total Funded Debt
             Schedule 1                                           $_____________

         (b) Consolidated EBITDA-Schedule 2                       $_____________

         (c) Actual ratio of (a) to (b)                              ___ to 1.0

                  Maximum ratio                                      3.5 to 1.0

6.  Consolidated Fixed Charges Coverage Ratio (Section 5.22)

         At the end of each Fiscal Quarter, the Consolidated Fixed Charges Coverage Ratio shall not have been less than 1.25 to 1.0.

         (a) Consolidated EBITDA - Schedule 2                     $_____________

         (b) Consolidated Capital Expenditures
             Schedule 3                                           $_____________

         (c) sum of (a) less (b)                                  $_____________

         (d) Consolidated Interest Expense
             Schedule 2                                           $_____________

         (e) Consolidated Dividends
             Schedule 4                                           $_____________

         (f) Consolidated Taxes - Schedule 2                      $_____________

         (g) sum of (d), plus (e), plus (e)                       $_____________

         (h) Actual ratio of (c) to (h)                             ____ to 1.0

                  Minimum ratio                                     1.25 to 1.0

7.  Debt (Section 5.23)

         Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Debt, except (i) Debt in existence on the date hereof (or incurred pursuant to a revolving credit commitment in existence on the date hereof) in the aggregate amount of approximately $47,500,000 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;
         (ii) Debt evidenced by "Loan Notes" issued pursuant to the Offer; (iii) Debt of Guarantors and Subsidiaries to the Borrower permitted by
         Section 5.16; (iv) Debt to the Bank created under the Loan Documents,
         (v) contingent obligations permitted by Section 5.24, and (vi) other Debt which, together with Investments permitted by clause (x) of
         Section 5.17, do not at any time exceed $12,500,000.

         (a) Debt not permitted by
             clauses (i) through (v), inclusive                   $_____________

         (b) Amount of loans and advances in [paragraph] 2(b)
             above                                                $_____________

         (c) Sum of (a) and (b)                                   $_____________

             Limitation                                           $12,500,000

                                                                      Schedule 1
                                                                      ----------

                         CONSOLIDATED TOTAL FUNDED DEBT
                         ------------------------------

        (a) obligations for borrowed money
            or evidenced by bonds, debentures,
            notes or other similar instruments                    $_____________

        (b) obligations as lessee under
            capital leases                                        $_____________

        (c) obligations to reimburse any bank
            or other Person in respect of amounts
            paid under a letter of credit or
            similar instrument                                    $_____________

        (d) Redeemable Preferred Stock                            $_____________

        (e) obligations of Persons other than
            the Borrower or any Guarantor which
            are Guaranteed by the Borrower
            or any Consolidated Subsidiary                        $_____________

         CONSOLIDATED TOTAL FUNDED DEBT
         sum of (a) through (e)                                   $_____________

                                                                      Schedule 2
                                                                      ----------

                             CONSOLIDATED EBITDA(2)
                             ----------------------


(a) Consolidated Net Income(3) for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

(b) Consolidated Interest Expense for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

(c) Consolidated Taxes for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

(d) Depreciation expense for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

_______________

    (2) With respect to any Consolidated Subsidiary acquired during the 4 Fiscal Quarter period set forth below, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period.

    (3) Without deduction for any non-cash loss incurred in connection with the sale of the interests in Gerber Systems Corporation.

(e) Amortization expense for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

(f) Other non-cash charges for:

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

         TOTAL CONSOLIDATED EBITDA
         (sum of (a) through (f))                                 $_____________

                                                                      Schedule 3
                                                                      ----------

                        CONSOLIDATED CAPITAL EXPENDITURES
                        ---------------------------------

Consolidated Capital Expenditures for(4):

         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

________________

    (4) With respect to any Consolidated Subsidiary acquired during the 4 Fiscal Quarter period set forth below, such Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire 4 Fiscal Quarter period.

                                                                      Schedule 4
                                                                      ----------

                             CONSOLIDATED DIVIDENDS
                             ----------------------

Consolidated Dividends for:


         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________
         ___ quarter ____                                         $_____________

         Total                                                    $_____________

                                                                       EXHIBIT F
                                                                       ---------


                             GERBER SCIENTIFIC, INC.

                               CLOSING CERTIFICATE
                               -------------------


    Reference is made to the Credit Agreement (the "Credit Agreement") dated as of March 23, 1998, among Gerber Scientific, Inc. and Wachovia Bank, N.A.. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

    Pursuant to Section 3.01(f) of the Credit Agreement, Gary K. Bennett, the duly authorized Senior Vice President and Chief Financial Officer of Gerber Scientific, Inc. hereby certifies to Wachovia Bank, N.A. that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof, except to the extent any such representation or warranty relates to an earlier date.

    Certified as of this March 23, 1998.



                                       By:______________________________________
                                              Gary K. Bennett
                                              Senior Vice President and
                                              Chief Financial Officer

                                                                       EXHIBIT G
                                                                       ---------

                             GERBER SCIENTIFIC, INC.

                             SECRETARY'S CERTIFICATE
                             -----------------------


The undersigned, Richard F. Treacy, Jr., Secretary of Gerber Scientific, Inc., a Connecticut corporation (the "Borrower"), hereby certifies that he has been duly elected, qualified and is acting in such capacity and that, as such, he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of March 23, 1998 between the Borrower and Wachovia Bank, N.A., that:

    1. Attached hereto as Exhibit A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of Connecticut, the Borrower's state of incorporation.

    2. Attached hereto as Exhibit B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

    3. Attached hereto as Exhibit C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on March 19, 1998, approving, and authorizing the execution and delivery of, the Credit Agreement, the Note, the Pledge Agreement, the Contribution Agreement and the other Loan Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

    4. Gary K. Bennett, who is Senior Vice President and Chief Financial Officer of the Borrower signed the Credit Agreement, the Note, the Pledge Agreement, the Contribution Agreement and the other Loan Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time he signed the Credit Agreement, the Note, the Pledge Agreement, the Contribution Agreement and other Loan Documents to which the Borrower is a party, and his signature appearing on the Credit Agreement, the Note, the Pledge Agreement, the Contribution Agreement and the other Loan Documents to which the Borrower is a party is his genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 23rd day of March, 1998.


                                       _________________________________________
                                       Richard F. Treacy, Jr.
                                       Secretary

                                                                       EXHIBIT H
                                                                       ---------

                           FORM OF SUBSIDIARY GUARANTY
                           ---------------------------


    THIS GUARANTY (this "Guaranty") is made as of March 23, 1998, by Gerber Technology, Inc., Gerber Scientific Products, Inc., and Gerber Optical, Inc., each a Connecticut corporation (each a "Guarantor", and collectively, the "Guarantors", in favor of Wachovia Bank, N.A.;


                               W I T N E S S E T H

    WHEREAS, GERBER SCIENTIFIC, INC., a corporation organized and existing under the laws of the State of Connecticut (the "Borrower")and WACHOVIA BANK, N.A.(the "Lender") have entered into that certain Credit Agreement, dated as of even date herewith (the "Credit Agreement"); and

    WHEREAS, it is required by Section 4.1(i) of the Credit Agreement, that the Guarantors execute and deliver this Guaranty whereby the Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Note, the Pledge Agreement and the other Loan Documents; and

    WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to Guarantors, whether directly or indirectly, and in order to induce the Lender to enter into the Credit Agreement, the Guarantors are willing to guarantee the obligations of the Borrower under the Credit Agreement, the Note, the Pledge Agreement and the other Loan Documents;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

    SECTION 2. Representations and Warranties. Each Guarantor incorporates herein by reference as fully as if set forth herein all of the representations and warranties pertaining to a Subsidiary contained in Article 4 of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Guarantors upon each Borrowing under the Credit Agreement).


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

    SECTION 3. Covenants. Each Guarantor incorporates herein by reference as fully as if set forth herein all of the covenants pertaining to a Subsidiary contained in Article 5 of the Credit Agreement.

    SECTION 4. The Guaranty. The Guarantors hereby unconditionally and jointly and severally guarantee the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on the Note issued by the Borrower pursuant to the Credit Agreement, including without limitation all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement and the Pledge Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement, and all costs of collection, including reasonable attorneys fees (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Note, the Pledge Agreement or the relevant Loan Document, as the case may be, and pay all costs of collection, including reasonable attorney's fees.

    SECTION 5. Guaranty Unconditional. The obligations of each
Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

        (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document, by operation of law or otherwise or any obligation of any other Guarantors of any of the Guaranteed Obligations;

        (ii) any modification or amendment of or supplement to the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document;

        (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, the Note, the Pledge Agreement any Loan Document, or any obligations of any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

        (iv) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other Guarantor or any other guarantor of the Guaranteed

    Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations;

        (v) the existence of any claim, setoff or other rights which any Guarantor may have at any time against the Borrower, any other Guarantors or any other guarantor of any of the Guaranteed Obligations, the Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (vi) any invalidity or unenforceability relating to or against the Borrower, or any other Guarantor or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other Guarantor or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Note or any other amount payable by the Borrower under the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document; or

        (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations, the Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantors's obligations hereunder, including without limitation, any failure, omission, delay or inability on the part of the Lender to enforce, assert or exercise any right, power or remedy conferred on the Lender under the Credit Agreement or any other Loan Documents (other than the indefeasible payment in full of all of the Guaranteed Obligations).

    SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In
Certain Circumstances. The Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on the Note or any other amount payable by the Borrower under the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

    SECTION 7. Waiver of Notice by the Guarantors. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any


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

notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantors or any guarantor of the Guaranteed Obligations, or any other Person.

    SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Note, the Pledge Agreement or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Lender.

    SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Lender in accordance with the provisions of Section 10.1 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

    SECTION 10. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Note, the Pledge Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Lender and its successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Note, the Pledge Agreement or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantors without the prior written consent of the Lender, and shall be binding upon each Guarantor and its successors and permitted assigns.

    SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantors and the Lender.


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

    SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTORS AND THE LENDER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTORS AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    SECTION 14. Taxes, etc. All payments required to be made by the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority as required pursuant to
Section 2.09 of the Credit Agreement.

    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.

                                       GERBER TECHNOLOGY,
                                       GERBER SCIENTIFIC PRODCTS, INC.,
                                       GERBER OPTICAL, INC.,
                                       each a Connecticut
                                       corporation                        (SEAL)


                                       By:______________________________________
                                             Gary K. Bennett
                                             Treasurer

                                       c/o Gerber Scientific, Inc.
                                       83 Gerber Road West
                                       South Windsor, Connecticut 06074
                                       Attention: Chief Financial
                                                  Officer
                                       Telecopier number: 860-644-7948
                                       Confirmation number: 860-648-8004


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

                                                                       EXHIBIT I
                                                                       ---------

                         FORM OF CONTRIBUTION AGREEMENT
                         ------------------------------

    THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of March 23, 1998 by and between GERBER SCIENTIFIC, INC. a Connecticut corporation (the "Principal"), GERBER TECHNOLOGY, INC., GERBER SCIENTIFIC PRODUCTS, INC., and GERBER OPTICAL, INC., each a Connecticut corporation(collectively, the "Subsidiary Guarantors"). The Principal and each of the Subsidiary Guarantors are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H:

    WHEREAS, pursuant to that certain Credit Agreement, dated as of even date herewith between the Principal and WACHOVIA, N.A. (the "Bank")(such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement), the Bank has agreed to extend financial accommodations to the Principal;

    WHEREAS, as a condition, among others, to the willingness of the Bank to enter into the Credit Agreement, it has required that each Subsidiary Guarantor execute and deliver that certain Subsidiary Guaranty, dated as of even date herewith (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to collectively as the "Guaranty"), pursuant to which, among other things, the Subsidiary Guarantors have each agreed to guarantee the "Guaranteed Obligations" (as defined in the Guaranty); and

    WHEREAS, each Subsidiary Guarantor is a direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary Guarantors, and each of the Subsidiary Guarantors will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

    NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary Guarantor to enter into the Guaranty, it is agreed as follows:

    To the extent that any Subsidiary Guarantor shall, under its Guaranty, make a payment (a "Subsidiary Guarantors Payment") of a portion of the Guaranteed Obligations, then, without limiting its rights of subrogation against the principal, such Subsidiary Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Guarantors Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.


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

    As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Guarantors Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or
Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

    This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiary Guarantors to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

    The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary Guarantor to which such contribution and indemnification is owing.

    This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Bank at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Bank. If the Bank grants additional loans to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Bank receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Guarantors Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.


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

    IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

                                       GERBER SCIENTIFIC, INC.(SEAL)


                                       By:______________________________________
                                              Gary K. Bennett
                                              Senior Vice President


                                       GERBER TECHNOLOGY,
                                       GERBER SCIENTIFIC PRODCTS, INC.,
                                       GERBER OPTICAL, INC.,
                                       each a Connecticut
                                       corporation                        (SEAL)


                                       By:______________________________________
                                              Treasurer


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

                                                                       EXHIBIT J
                                                                       ---------

                                PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT dated as of March 23, 1998 by and between GERBER SCIENTIFIC, INC., a Connecticut corporation (the "Pledgor") and WACHOVIA BANK, N.A., a national banking association (the "Pledgee").

    WHEREAS, the Pledgee and the Pledgor have entered into a certain Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), pursuant to which the Pledgee has agreed, subject to the terms thereof, to make available to the Pledgor certain financial accommodations; and

    WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the extension of such financial accommodations under the Credit Agreement that the Pledgor execute and deliver this Agreement.

    NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    SECTION 1. The Pledge. Effective upon the acquisition of any of the Securities (such acquisition as to any Securities being the "Effective Date" with respect to such Securities and the Pledged Collateral relating thereto), the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgee, and grants to the Pledgee a security interest in, all of the Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) all of the shares of common stock, equity interest and other securities, including the Shares described in the Credit Agreement (collectively, "Securities") of the Target (the "Issuer"); provided, however, that the Securities pledged pursuant hereto shall not include
(i) Securities owned by the Borrower in excess of Securities evidencing 65% of the voting power of each class of capital stock owned by the Pledgor or (ii) to the extent that applicable law requires that a Subsidiary of the Pledgor issue directors' qualifying shares, such qualifying shares; (b) subject to the provisions of Section 5(b) hereof, any additional Securities of any of the Issuer as may from time to time be issued to the Pledgor or otherwise acquired by the Pledgor; (c) any additional Securities of the Issuer as may hereafter at any time be delivered to the Pledgee by or on behalf of the Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and

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

(e) any and all products and proceeds of any of the foregoing, together with and all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

    SECTION 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Pledgee, to secure the prompt performance and payment in full of the following (collectively, the "Secured Obligations"): (a) all principal and interest on the Note issued by the Pledgor pursuant to the Credit Agreement; (b) all other obligations of the Pledgor under the Credit Agreement, this Agreement and the other Loan Documents, including without limitation all compensation and indemnification amounts and fees payable pursuant to the Credit Agreement, this Agreement and the other Loan Documents;
(c) any reasonable costs or expenses incurred by the Pledgee or Pledgee's counsel in connection with the realization of the security for which this Agreement provides, including, without limitation, any reasonable costs or expenses of any proceedings to which this Agreement may give rise and (d) all other indebtedness, liabilities, obligations, covenants and duties of the Pledgor owing to the Pledgee of every kind, nature and description, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

    SECTION 3. Representations and Warranties. The Pledgor hereby represents and warrants to the Pledgee as follows, in each case as of the relevant Effective Date for the Securities and to the best of its knowledge:

    (a) Validly Issued, etc. All of the Securities of the Issuer have been validly issued and are fully paid and nonassessable.

    (b) Title and Liens. The Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Pledged Collateral and none of the Pledged Collateral is subject to any Lien, except for the Lien granted hereby).


    (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of the Pledgor is set forth in the first paragraph of this Agreement. The chief executive office and principal place of business of the Pledgor and the location of the Pledgor's books and records relating to the Pledged Collateral are located at 83 Gerber Road West, South Windsor, Hartford County, Connecticut. The Pledgor has no offices or places of business other than as set forth in the immediate preceding sentence of this section 3(c). The Social Security number, or the Internal Revenue Service taxpayer identification number, as applicable, of the Pledgor is 06-0640743.


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

    (d) Authority, etc. The Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons.

    (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby.

    (f) Outstanding Shares. The Securities pledged by the Pledgor hereunder constitute 65% of the issued and outstanding Shares owned by the Pledgor.

    SECTION 4. Covenants. The Pledgor hereby unconditionally covenants and agrees as follows:

    (a) No Liens; No Sale of Pledged Collateral. The Pledgor will not create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Pledged Collateral (or any interest therein), and will not, without the prior written consent of the Pledgee (which consent shall not be unreasonably withheld), sell, lease, assign, transfer or otherwise dispose of all or any portion of the Pledged Collateral (or any interest therein).

    (b) Change of Locations, Name, Etc. Without giving the Pledgee sixty-day's prior written notice, the Pledgor will not (i) change the Pledgor's chief executive office, principal place of business, or the location of its books and records relating to the Pledged Collateral or (ii) change its name, identity or structure.

    SECTION 5. Additional Shares.

    a) From and after the Effective Date for any Securities and during the period this Agreement is in effect, without the consent of the Bank (which consent shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to issue any additional shares of capital stock or other equity securities or interests. Further, without the consent of the Bank (which consent shall not be unreasonably withheld), the Pledgor shall not permit the Issuer to amend or modify its articles or certificate of incorporation in a manner which would affect the voting, liquidation, preference or other rights of a holder of the shares of stock pledged hereunder.

    (b) The Pledgor agrees that, from and after the Effective Date as to any Securities and until this Agreement has terminated in accordance with its terms, any additional Securities of the Issuer at any time issued to the Pledgor or otherwise acquired by the Pledgor shall be promptly (subject

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

    to the provisions of Section 5.26(b) of the Credit Agreement, where applicable) delivered or otherwise transferred to the Pledgee as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Agreement; provided that if compliance with this Section 5(b) would result in more than 65% of the voting power of any class of such capital stock of the Issuer being included in the Pledged Collateral, the Pledgor shall pledge only such portion of such capital stock as shall result in 65% of the voting power of such class of capital stock owned by the Pledgor being included in the Pledged Collateral.

    SECTION 6. Registration in Nominee Name, Denominations. From and after the Effective Date as to any Securities, the Pledgee shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as Pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Pledgee. The Pledgor will promptly give to the Pledgee copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of the Pledgor. The Pledgee shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

    SECTION 7. Voting Rights; Dividends, etc. So long as no Event of Default shall have occurred and be continuing, from and after the Effective Date with respect to any Securities:

    (a) the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement or any agreement giving rise to or otherwise relating to any of the Secured Obligations; provided, however, that the Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the judgment of the Pledgee;

    (b) the Pledgor shall be entitled to retain and use any and all cash dividends, interest and principal paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Securities of the Issuer which are pledged hereunder or received in exchange for Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of the Issuer, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by the Pledgor, shall forthwith be delivered to the Pledgee to be held as collateral subject to the terms and conditions of this Agreement.

    The Pledgee agrees to execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, as appropriate, at the sole cost and expense of the Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to clause
    (a) above and/or to receive the dividends which Pledgor is authorized to retain pursuant to clause (b) above.

    (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to subsection (a) above and/or to receive the dividends, interest and principal that the Pledgor is authorized to receive and retain pursuant to subsection (b) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have, to the extent permitted by law, the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which the Pledgor shall otherwise be entitled to exercise pursuant to subsection (a) above and/or to receive and retain the dividends which the Pledgor shall otherwise be authorized to retain pursuant to subsection (b) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional collateral hereunder and shall be applied in accordance with the provisions of Section 10. If the Pledgor shall receive any dividends or other property which it is not entitled to receive under this Section, the Pledgor shall hold the same in trust for the Pledgee, without commingling the same with other funds or property of or held by the Pledgor, and shall promptly deliver the same to the Pledgee upon receipt by the Pledgor in the identical form received, together with any necessary endorsements.

    SECTION 8. Event of Default Defined. For purposes of this Agreement, "Event of Default" shall mean:

        (a) Pledgor shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(b) hereof;

        (b) Pledge shall fail to observe or perform any covenant or agreement contained in this Agreement (other

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

    than those covered by the immediately preceding clause (a)) for a period of thirty days after written notice thereof has been given to Pledgor by Pledgee; and

        (c) an Event of Default under and as defined in the Credit Agreement shall occur and be continuing.

    SECTION 9. Remedies upon Default. (a) In addition to any right or remedy that the Pledgee may have under the Credit Agreement, the other Loan Documents or otherwise under Applicable Law, if an Event of Default shall have occurred and be continuing, the Pledgee may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the fullest extent permitted by Applicable Law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any Applicable Law now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days' prior written notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but the Pledgee shall not incur any liability to the Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Pledgee, to the extent permitted by Applicable Law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by Applicable
Law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Pledgee from the Pledgor as a credit against the purchase price, and the Pledgee may, upon compliance with the terms of sale and to the extent permitted by Applicable Law, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. The Pledgor hereby waives any right to require any marshaling of assets and any similar right.

    (b) In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

    (c) In addition to the foregoing, the Pledgee shall have all other rights, powers and remedies which are available to it under the laws of the United Kingdom;

    (d) The rights and remedies of the Pledgee under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

    SECTION 10. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by the Pledgee under the provisions of this Agreement, shall be applied by the Pledgee in the following order:

    First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees incurred if the Pledgee endeavored to collect the Secured Obligations by or through an attorney at law;

    Second: to the payment of the interest due upon any of the Secured Obligations, in any order which the Pledgee may elect;

    Third: to the payment of the principal due upon any of the Secured Obligations in any order which the Pledgee may elect; and

    Fourth: the balance (if any) of such proceeds shall be paid to the Pledgor or to whomsoever may be legally entitled thereto.

The Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

    SECTION 11. Pledgee Appointed Attorney-in-Fact. From and after the occurrence and during the existence of an Event of Default, the Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of the Pledgor with full power of substitution either in the Pledgee's name or in the name of the Pledgor to do any of the following with respect to any Securities and the related Pledged Collateral as to which the Effective Date has occurred: (a) to perform any obligation of the Pledgor hereunder in the Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b); (d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which the Pledgor would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of the Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Pledgee. The power or attorney granted herein is irrevocable and coupled with an interest.

    SECTION 12. Reimbursement of Pledgee. The Pledgor agrees to pay upon demand to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees disbursements and other charges of its counsel and of any experts or agents, that the Pledgee may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

    SECTION 13. Further Assurances. The Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Pledgee's sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Pledgee's security interest in the Pledged Collateral, or to enable the Pledgee to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Pledgee, endorsed or accompanied by such instruments of assignment as the Pledgee may specify, any and all chattel paper, instruments, letters of credit and all other advices of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Pledgee, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder; provided, that the foregoing shall be subject to the provisions of Section 5.26(b) of the Credit Agreement, to the extent applicable. Subject to the foregoing, the Pledgor agrees to take, and authorizes the Pledgee to take on the Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Pledgee shall deem necessary to perfect the security interest and pledge created hereby or to enable the Pledgee to enforce its rights and remedies hereunder:
(i) to register in the name of the Pledgee any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Pledgee any Pledged Collateral issued in certificated form; and (iii) by book entry or otherwise, identify as belonging to the Pledgee a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Pledgee. Notwithstanding the foregoing the Pledgor agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Pledgee. The Pledgor hereby authorizes the Pledgee to execute and file in all necessary and appropriate jurisdictions (as determined by the Pledgee) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of the Pledgor and to sign the Pledgor's name thereto. The Pledgor authorizes the Pledgee to file any such financing statement, document or instrument without the signature of the Pledgor to the extent permitted by applicable law. To the extent permitted by Applicable Law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Pledgee pursuant to this Pledge Agreement shall be accompanied by proper instruments of assignment duly executed by the Pledgor and by such other instruments or documents as the Pledgee may reasonably request.

    SECTION 14. Securities Act. In view of the position of the Pledgor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar Applicable Law hereafter enacted analogous in purpose or effect (such Act and any such similar Applicable Law as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Pledgee may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Pledgee, in its sole and absolute discretion, may, in accordance with Applicable Law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale.

The Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.

    SECTION 15. Indemnification. The Pledgor agrees to indemnify and hold the Pledgee and any corporation controlling, controlled by, or under common control with, the Pledgee and any officer, attorney, director, shareholder, agent or employee of the Pledgee or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Pledgee of any of its rights and remedies under this Agreement or any other action taken by the Pledgee pursuant to the terms of this Agreement; provided, however, the Pledgor shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. The Pledgor's obligations under this section shall survive the termination of this Agreement and the payment in full of the Secured Obligations.

    SECTION 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. The Pledgor and the Pledgee hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to the Pledgor or any person designated by it of all or any portion of the Pledged Collateral.

    SECTION 17. Security Interest Absolute. All rights of the Pledgee hereunder, the grant of a security interest in the Collateral and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

    SECTION 18. No Waiver. Neither the failure on the part of the Pledgee to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee and the Pledgor shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

    SECTION 19. Notices. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement.

    SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

    SECTION 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor shall not be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Pledgee as collateral under this Agreement.

    SECTION 23. Termination. Upon indefeasible payment in full of all of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Pledgee agrees to take such actions as the Pledgor may reasonably request, and at the sole cost and expense of the Pledgor, (a) to return the Pledged Collateral to the Pledgor, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

    SECTION 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

    SECTION 25. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

    SECTION 26. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

    SECTION 27. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given to them in the Credit Agreement.


                            [Signatures on Next Page]

    IN WITNESS WHEREOF, the Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.


                                       GERBER SCIENTIFIC, INC.


                                       By:______________________________________
                                                Gary K. Bennett
                                                Senior Vice President and
                                                Chief Financial Officer


Agreed to, accepted and acknowledged
as of the date first written above.

WACHOVIA BANK, N.A.


By:__________________________________
         Jeffrey S. Nurkiewicz
         Vice President

                                                                   Schedule 4.08
                                                                   -------------

                                  Subsidiaries
                                  ------------

                                                                 Jurisdiction of
Name                                                             Incorporation
----                                                             ---------------

Gerber Systems Corporation                                        Connecticut
    Gerber Systems GmbH                                           Germany
    Gerber Systems Srl                                            Italy
    Gerber Systems NV                                             Belgium
    Gerber Systems Corporation Limited                            United Kingdom
    Gerber Systems Corporation Hong Kong Limited                  Hong Kong

Gerber Garment Technology, Inc.                                   Connecticut
    GGT Canada Ltd.                                               Canada
    GGT International (Australia) Pty. Ltd.                       Australia
    GGT International (NZ) Pty. Ltd.                              New Zealand
    GGT International (Far East) Ltd.                             Hong Kong
    GGT International de Mexico, S.A. de C.V.                     Mexico
    Gerber Garment Technology GmbH                                Germany
    Gerber Garment Technology Srl                                 Italy
    Gerber Garment Technology SA/NV                               Belgium
    Gerber Garment Technology SARL                                France
    Gerber Garment Technology AB                                  Sweden
    Gerber Garment Technology Ltd.                                United Kingdom
    GGT-Niebuhr A/S                                               Denmark
    Gerber Garment Technology Systems
                   Computorizados Lda                             Portugal
    M.D. "Europe" Ltd.                                            United Kingdom
    C.I.M. Microdynamics Limited                                  United Kingdom
    Microdynamics AB                                              Sweden

Gerber Scientific Products, Inc.                                  Connecticut
    Gerber Scientific Products GmbH                               Germany

Gerber Optical, Inc.                                              Connecticut

Gerber Venture Capital Corporation                                Delaware

Gerber Foreign Sales Corporation, Inc.                            Barbados

Coburn Optical Industries, Inc.                                   Delaware
    Coburn Optical Industries (Aust.) Pty. Limited                Australia
    Coburn Optical Industries (Singapore) Pte. Ltd.               Singapore
    Coburn Optical Industries (U.K.) Limited                      United Kingdom
    Stereo Optical Company, Inc.                                  Illinois
    Coburn Optical International, Inc.                            Delaware
    COI (Delaware), Inc.                                          Delaware
    Coburn Optical Industries of Canada, Ltd.                     Canada

                                                                   Schedule 4.14
                                                                   -------------

                              Environmental Matters
                              ---------------------

    1. There is soil and groundwater contamination at the Coburn Optical Industries, Inc. ("Coburn") property in Muskogee, Oklahoma. The Company plans to undertake certain related investigation and remediation activities that may lead to state oversight or enforcement.

    2. The Coburn property in Muskogee, Oklahoma has been operating without permits for certain air emissions sources. Coburn filed an application to obtain the required permits in January 1998 with the Oklamona Department of Environmental Quality ("ODEQ"), and is awaiting the ODEQ's response.

    3. Pursuant to an order of the Connecticut Department of Environmental Protection, the Company is conducting quarterly groundwater monitoring relating to the removal of septic systems and surrounding soils at its property at 83 Gerber Road, West in South Windsor, Connecticut. Residual groundwater contamination remains and residual soil contamination may remain at this property.

    4. There may be soil and groundwater contamination relating to disposal activities conducted by the Connecticut Department of Transportation that is assocuated with certain property that the Company purchased from the State of Connecticut. The Company is investigating whether the Connecticut Department of Transportation's subsequent removal and cleanup activities satisfy state requirements.

                                                                   Schedule 5.16
                                                                   -------------


                         Existing Loans and Advances(5)
                         ------------------------------


Gerber Scientific, Inc.

GGT Belgium                                       $ 3,229,398
GGT Germany                                           316,835
GGT France                                             45,855
GGT Scandinavia                                       487,097
GGT Italy                                             402,845
GGT United Kingdom                                  1,082,000
GGT Portugal                                           20,972
GGT Niebuhr (Denmark)                               2,333,787
GGT Canada                                            341,805
GGT Hong Kong                                       2,135,694
GGT USA                                             3,042,071
Gerber Optical                                         67,146
                                                  -----------
                                                  $13,505,505
                                                  ===========


Spandex PLC

Brunner                                           $ 1,786,068
Ultramark                                             660,284
Spandex USA                                         1,244,635
Clarke Signs                                          868,273
ND Graphics                                         2,467,811
Spandex Hungary                                        74,282
Syndicut                                              113,899
                                                  -----------
                                                  $ 7,215,252
                                                  ===========
_______________

    (5) All loans and advances to subsidiaries of Gerber Scientific are as of January 31, 1998, and all loans and advances to subsidiaries of Spandex are as of December 31, 1997, as these balances were deemed to be reflective of normal intercompany lending activity.

                                                                   Schedule 5.17
                                                                   -------------


                              Existing Investments
                              --------------------


INVESTMENTS AS OF MARCH 23, 1998:

                  Investment     Principal       Date         Maturing
Bank                 Type         Amount       Invested       Rate       Term     Amount
----                 ----         ------       --------       ----       ----     ------

Fleet Bank        Eurodollar   $   6,000,000   03/23/98       5.125%     1 day    $6,000,854.17

Wachovia Bank     Eurodollar   $7,014,653.22   03/23/98       5.350%     7 days   $7,021,950.41
